EXHIBIT 16.1

CONSENT TO ACTION

BY THE BOARD OF DIRECTORS OF

PERKINS OIL & GAS, INC.

(the “Company”)

The undersigned, being the sole Director of the Company, a Nevada corporation, by consent in writing pursuant to the authority contained in the corporate law of the State of Nevada and without the formality of convening a meeting, does hereby consent to the following actions of the Company, to be effective as of the 19th day of October, 2017.

CHANGE OF AUDITOR

WHEREAS:

A.	The director believes it to be in the best interest of the Company to terminate MaloneBailey LLP (“MB”) the independent certified public accountant of the Company, effective October 19, 2017.

B.	The Company wishes to appoint BF Borgers, CPA, PA, Certified Public Accountants (“Borgers”) as its new independent certified public accountant.

C.	The Company must file a Form 8-K Current Report (the “Form 8-K”) with the United States Securities and Exchange Commission (the “SEC”) in respect of the change in its independent auditor, a copy of which Form 8-K has been reviewed by the Company’s directors.

RESOLVED THAT:

1.	the director approves the termination of MB and the appointment of Borgers;

2.	the director of the Company be authorized to fix the remuneration of the auditors;

3.	any one director or officer be and is hereby authorized and directed, for and on behalf of the Company to do all such acts and things as the director or officer may determine to be necessary or advisable in connection with any transaction or matter contemplated herein, including the execution and delivery of the Form 8-K to the SEC and any such other document or the doing of any other act or thing being conclusive evidence of such determination; and

4.	an electronic transmission hereof signed by the person named below will be sufficient to establish the signature of that person and to constitute the consent in writing of that person to the foregoing resolutions and, notwithstanding the date of execution, shall be deemed to be executed as of the date set forth above.

SONNY ARANDIA